Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-61916, 333-61672, 333-17011, 333-16635,
033-60607) of Community Bank System, Inc. of our report dated January 28, 2002 relating to the financial statements, which appears in this Form 10-K.


/s/  PricewaterhouseCoopers LLP

Syracuse, New York
March 20, 2002